Investor Presentation January 26, 2021 NASDAQ: CATC Parent of Cambridge Trust Company EX:99.1 CAMBRIDGE BANCORP

Forward Looking Statements and Non-GAAP Measures Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, the impact of any laws or regulations applicable to the Company, and measures being taken in response to the COVID-19 pandemic and the impact of the COVID-19 pandemic on the Company’s business are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the current global economic uncertainty and economic conditions being less favorable than expected, disruptions to the credit and financial markets, changes in the Company’s accounting policies or in accounting standards, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, the duration and scope of the COVID-19 pandemic and its impact on levels of consumer confidence, actions governments, businesses and individuals take in response to the COVID-19 pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity, the pace of recovery when the COVID-19 pandemic subsides, challenges from the integration of the Company and Optima and Wellesley resulting in the combined business not operating as effectively as expected, disruptions in the Company’s ability to access the capital markets, the cost savings of the merger with Wellesley may not be fully realized or may take longer to realize than expected, operating costs, customer loss and business disruption following the Wellesley merger, including adverse effects on relationships with employees, may be greater than expected, and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year end December 31, 2019, which the Company filed on March 16, 2020. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements. This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio, and return on average assets, return on tangible common equity, and efficiency ratio on an operating basis. Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger, acquisition, and capital raise expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), analysis of return on average assets and return on tangible common equity on an operating basis and the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for non operating expenses and total revenue adjusted for gain/loss on disposition of investment securities). The Company has included information on tangible book value per share, the tangible common equity ratio, and return on average assets and return on tangible common equity on an operating basis because management believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating diluted earnings per share, tangible book value per share, the tangible common equity ratio, and return on average assets, return on average equity, and efficiency ratio on an operating basis are not necessarily comparable to non-GAAP performance measures which may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.” 2 CAMBRIDGE BANCORP

Company Profile 3 Banking subsidiary: Cambridge Trust Company (1890) Private Bank & Wealth Management Firm Headquarters: Harvard Square, Cambridge, MA Client Wealth Assets: $4.2 billion Banking Assets: $3.9 billion Gross Loans: $3.2 billion Total Deposits: $3.4 billion Non interest income: 25% of revenue NASDAQ: CATC Market Cap: $527 million* As of December 31, 2020 *Market Cap is as of January 20, 2021 CAMBRIDGE BANCORP

Targeted Operating Model 4 A local bank offering a broad range of integrated banking and Wealth Management capabilities Technology-enabled client centric operating model Relationship management with “One Bank” team approach Wealth Management Deposit Management Commercial Services Residential Mortgages Financial Planning Trust Wealth Management Business Banking Services Relationship Manager Client CAMBRIDGE BANCORP

Why Cambridge Bancorp? 5 Market of operations offer significant long term growth prospects Private Banking business model with diversified fee revenue through wealth management focus Strong financial performance with excellent asset quality track record Low cost core deposit base Financially and strategically attractive acquisitions CAMBRIDGE BANCORP

6 Dynamic & Affluent Markets of Operation CAMBRIDGE BANCORP

Geographic Footprint 7 Source: S&P Global Market Intelligence; Branch data as of 12/31/2020 Boston Cambridge Lexington Concord Weston Wellesley Needham Newton Portsmouth Dover Concord Manchester Hampton Exeter Portsmouth Concord Manchester Dover Exeter Hampton Concord Lexington Cambridge Boston Weston Wellesley Needham Newton CATC Branches (21) CATC Wealth Offices (5) CAMBRIDGE BANCORP

Market Characteristics 8 1: Source: S&P Global Market Intelligence as of 2020, and Bureau of Labor Statistics as of December 2019 Pre-COVID Unemployment Rates Median Household Income ($000s) 1 Proj. Household Income Change (’21 – ’26) 1 Wealth Management capability is well-suited to the highly affluent Boston and southern New Hampshire markets Healthcare, education, professional service firms and innovation companies support the diverse local economies of Boston and southern New Hampshire Cambridge Trust’s private banking model caters to entrepreneurial local communities 11.4% Boston- Cambridge- Newton MSA 7.4% Manchester – Nashua MSA 9.0% Nation 1.9% Boston- Cambridge- Newton MSA 2.5% Manchester – Nashua MSA 3.6% Nation CAMBRIDGE BANCORP

9 Private Banking Business Model CAMBRIDGE BANCORP

10 Client Wealth Management Assets Listed as the 19th largest Independent Investment Advisor in Massachusetts by the Boston Business Journal in 2020. Dollars in millions 5-Year CAGR (through 2020) +11.2% $ 5,000 $4,000 $3,000 $2,000 $1,000 $0 2106 $2,689 2017 $3,086 2018 $2,877 2019 $3,453 2020 $4,168 Managed Assets Custody Assets CAMBRIDGE BANCORP

11 Wealth Management Revenue AUM Fee represents the weighted average fee on Assets Under Management during the period 5-Year CAGR (through 2020) +9.1% Dollars in millions 0.80% AUM Fee 0.81% AUM Fee 0.84% AUM Fee 0.81% AUM $35 $30 $25 $20 $15 $10 $5 $0 2016 $20.4 2017 $23.0 2018 $25.2 2019 $26.5 2020 $29.8 CAMBRIDGE BANCORP

Net Client Flows 12 * Two clients make up approximately 93% of the net outflows in 2018 * * Acquired in our merger with Wellesley Bancorp. Inc. Dollars In millions FY 2016 FY 2017 FY 2018* FY 2019 FY 2020 Starting AUM $2,329 $2,573 $2,971 $2,760 $3,287 Acquired AUM** 339 Net Flows 194 74 (176) (5) (69) Appreciation & Income Net of Fees 50 324 (35) 532 437 Ending AUM $2,573 $2,971 $2,760 $3,287 $3,994 Custody Assets 116 115 117 165 174 Total WM Assets $2,689 $3,086 $2,877 $3,453 $4,168 CAMBRIDGE BANCORP

13 Non-Interest Income – Diversified Revenue Source Dollars in millions 25% of Revenue 5-Year CAGR (through 2020) +8.9% $39.5 $36.4 $30.2 $28.7 $50 $45 $40 $35 $30 $25 $20 $15 $10 $5 $0 2016 2017 2018 2019 2020 Wealth Management Income Other Income BOLI Secondary Market Deposit Account/Interchange Loan Related Derivate Income Investment Security Gain CAMBRIDGE BANCORP$33.0

14 Strong Financial Performance CAMBRIDGE BANCORP

Strong Financial Performance Operating Net Income and Operating Diluted Earnings Per Share 5-Year EPS CAGR (through 2020) +11.9% In dollars *Operating Net Income and Operating Diluted EPS are adjusted to exclude merger related, and other non operating expenses in 2018, 2019, and 2020 as well as a tax charge in 2017, See Appendix for GAAP to Non-GAAP reconciliation. YTD 2020 is through September 30, 2020. Dollars in millions 15 $36.4 $30.2 $28.7 $50 $45 $40 $35 $30 $25 $20 $15 $10 $5 $0 2016 2017 2018 2019 2020 $4 $16.9 $4 $18.7 $5.80 $24.0* $6.20* $29.2* $6.90* $43.9* $12.00 $10.00 $8.00 $6.00 $4.00 $2.00 Operating Net Income (left axis) Operating Diluted Earning Per Share (right axis) CAMBRIDGE BANCORP

2020 Performance Highlights 16 1 - Operating Net Income, Operating Diluted EPS, Operating Pre Tax, Pre Provision (“PTPP”) Income, Operating PTPP ROAA, Operating Return on Average Assets, and Operating Return on Average Tangible Common Equity are adjusted for merger related and other non operating expenses in 2019 and 2020. See Appendix for GAAP – Non-GAAP reconciliations 2020 Operating EPS $6.90 2020 Operating ROAA 1.25% 2020 Operating PTPP ROAA 1.96% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Dollars in thousands, except per share data Earnings & Profitability1 Net Income (Loss) $7,232 ($1,716) $13,429 $13,014 $31,959 Operating Net Income 7,422 7,778 14,317 14,353 43,870 Operating PTPP Income 11,546 16,471 21,618 19,581 69,216 Operating EPS 1.36 1.31 2.06 2.05 6.90 Net Interest Margin, GAAP 3.39% 3.77% 3.73% 3.67% 3.65% Operating Efficiency Ratio 63.01% 56.30% 52.90% 56.37% 56.66% Operating ROAA 1.05% 0.95% 1.43% 1.45% 1.25% Operating PTPP ROAA 1.63% 2.01% 2.16% 1.97% 1.96% Operating ROTCE 11.63% 10.91% 17.12% 16.70% 14.38% CAMBRIDGE BANCORP

2020 Performance Highlights continued 17 TBVPS $50.07 NPAs to Assets 0.27% ACL Ratio 1.19% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Full Year 2020 Dollars in thousands, except per share data Balance Sheet & Capital Total Loans $2,255,802 $3,332,884 $3,284,286 $3,153,648 $3,153,648 Total Loans excluding PPP 2,255,802 3,143,578 3,094,370 3,029,447 3,029,447 Total Deposits 2,390,359 3,275,843 3,331,942 3,403,083 3,403,083 Wealth Management Assets 3,071,266 3,731,226 3,948,478 4,167,903 4,167,903 Tangible Book Value per Share 48.60 47.34 48.80 50.07 50.07 TCE Ratio 9.34% 8.27% 8.60% 8.91% 8.91% Asset Quality NPAs to Total Assets 0.20% 0.30% 0.28% 0.27% 0.27% Delinquent Loans 30-89 Days/ Total Loans 0.76% 0.22% 0.40% 0.72% 0.72% ACL Ratio (excluding PPP loans) 0.89% 1.08% 1.16% 1.19% 1.19% Net Charge offs (Recoveries)/ Total Loans (Annualized) 0.05% 0.02% 0.03% (0.02%) 0.01% CAMBRIDGE BANCORP

Net Interest Margin* 18 * Annualized on a fully taxable equivalent basis using a tax rate of 21% for 2018 – 2020, and 35% for 2016-2017 ** Net Interest Margin in Q2,Q3 & Q4 2020 is adjusted for the impact of merger related loan accretion, see appendix. 4.00% 3.75% 3.50% 3.25% 3.00% 2016 2017 2018 2019Q12020 Q2 2020** Q3 2020** Q4 2020** 3.21% 3.25% 3.33% 3.22% 3.39% 3.46% 3.41% 3.27% CAMBRIDGE BANCORP

Strong Capital Position & Growing Book Value 19 As of December 31, 2020 Tangible Common Equity % to Tangible Assets and Tangible Book Value Per Share are non-GAAP measures. See Appendix for GAAP – Non-GAAP reconciliations 5-Year CAGR (through 2020) +8.0% Capital Position 16.0% 12.0% 8.0% 4.0% 0.0% TOTAL CAPITAL CATC *Not a regulatory capital ratio TIER I CAPITAL TIER I COMMON EQUITY TIER I LEVERAGE TANGIBLE COMMON EQUITY % TANGIBLE ASSETS* Minimum Capital Required For Adequacy Plus Capital Conservation Buffer.13.8% 10.5% 12.6% 8.5% 12.6% 7.0% 8.9% 4.0% 8.9% Tangible Book Value Per Share $55.00 $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 2016 2017 2018 2019 2020 $33.26 $36.14 $40.57 $46.66 $50.07 CAMBRIDGE BANCORP

Strong Liquidity Position 20 Total access to funds of $1.8B As of December 31, 2020 Dollars in millions FHLB Available $671.7 Outstanding Funding $63.8 Correspondent Bank Available $10.0 Wholesale Deposits Available $364.1 FRB PPPLF Available $126.2 FRB Discount Window Available $562.4 CAMBRIDGE BANCORP

21 Asset Quality, Allowance for Credit Losses and COVID Related Deferral Details CAMBRIDGE BANCORP

Asset Quality Highlights The Company adopted CECL in Q1 2020. As a result of the COVID-19 pandemic, the Company increased the allowance for credit losses in 2020. The Reserve to Loan level in 2020 excludes PPP Loans. 22 NPLs / Loans (%) Reserves / Loans (%) (1) Annualized Net Charge Offs (Recoveries)/Loans (%) NPAs / Assets (%) 13 year average NCOs of 0.02%. 22 0.20% 2019 0.20% Q1 2020 0.30% Q2 2020 0.28% Q3 2020 0.27% Q4 2020 0.25% 2019 0.15% Q12020 0.31% Q2 2020 0.28% Q3 2020 0.28% Q4 2020 0.82% 2019 0.89% Q1 2020 1.08% Q2 2020 1.16% Q3 2020 1.19% Q4 2020 0.07% 2019 0.05% Q1 2020 0.02% Q2 2020 0.03% Q3 2020 (0.02%) Q4 2020 CAMBRIDGE BANCORP

Allowance for Credit Losses (ACL) 23 Allowance for Credit Losses: Dollars in millions ACL Key Attributes: Key Methodology Attributes: Starting Unemployment Rate: 6.3% Forecast Period: 2 Quarters Reversion Period 2 Quarters Ending Unemployment Rate 5.8% Sophisticated model uses loan level probability of default loss given default discounted cash-flows as the primary basis for the quantitative loss estimation. Methodology includes the impact of the merger with Wellesley Bancorp, Inc. which required the company to de-recognize the ALLL from the acquired entity and re-recognize an ACL for the acquired portfolio based on second quarter CECL assumptions. Unemployment assumptions used within the quantitative model reflect forward looking estimates from multiple sources including the Federal Reserve, Bloomberg and Moody’s, among others. The pace of the recovery and unemployment forecasts remain “extraordinarily uncertain” and we expect to reevaluate our estimates and period of forecast/reversion quarterly. Commercial Loans ACL Ratio Q4: 1.38%* Consumer Loans ACL Ratio Q4: 0.97% * ACL Ratio excludes PPP Loans $44 $39 $34 $29 $24 $19 $14%9 $4 Q4 2019 0.82% $18.2 CECL Adoption $0.2 Acquired Loans $8.3 Q1-Q3 2020 PCD $0.4 Net Charge Offs-$0.6 Growth/Mix $0.2 COVID-19 $9.3 Q3 2020 116% $35.9 Recoveries $0.2 Growth/Mix -$0.2 COVID-19 $0.1 Q4 2020 Q4 2020 119% $36.0 08% 38.3% 60.9% Quantitative Qualitative PCD CAMBRIDGE BANCORP

COVID-19 Loan Deferrals * Loan deferrals do not include loans that are part of Small Business Administration programs Deferrals by Loan Category (as of December 31, 2020) Deferrals by Loan Type As of December 31, 2020 As of September 30, 2020 Commercial Deferrals by Sector/Industry * Dollars in thousands 24 Loan Category Portfolio Total # of Loans * P&I * Interest Only * Total * % of Total Residential Mortgage $1,298,868 26 $9,197 - $9,197 0.7% Commercial Mortgage 1,358,962 5 6,042 1,857 7,899 0.6% Home Equity 106,194 1 300 – 300 0.3% Commercial & Industrial 347,855 10 - 5,718 5,718 1.6% Consumer 41,769 - - - - - Total $3,153,648 42 $15,539 $7,575 $23,114 0.7% Type of Loan # of Loans Total % of Total Commercial 15 $13,617 0.8% Consumer 27 9,497 0.7% Total 42 $23,114 0.7% Type of Loan # of Loans Total % of Total Commercial 49 $65,214 3.6% Consumer 91 38,910 2.6% Total 140 $104,124 3.2% Commercial/Flex & Industrial 7.2% Retail 1.5% Multifamily 44.4% Accommodation and Food 41.9% Construction & Land 5.0% CAMBRIDGE BANCORP

COVID-19 Loan Deferrals Continued 25 Total portfolio deferral ratio was 0.7% at December 31, 2020, improving from 3.2% at September 30, 2020. Initial deferrals represented just over 5% of total loan portfolio as of June 30, 2020. Additional deferral periods were made available to impacted commercial clients with demonstrated need (inclusive of thorough credit review). Impact generally remains high for restaurants, seasonal accommodations and retail based Commercial Real Estate. Commercial Deferrals 3.5% 10.6% 85.9% Total Commercial Deferrals $128.6M Consumer Deferrals 12.4% 7.6% 8.1% 71.9% Total Consumer Deferrals $60.3M First Deferral Period Additional Deferral Period Returned to Payment Paid Off CAMBRIDGE BANCORP

26 Loan Portfolio CAMBRIDGE BANCORP

27 Dollars in millions 5- Year Loans CAGR (through 2020) +21.5% Total Assets and Loans * 2019 and 2020 include acquired balances from Optima Bank & Trust Company, and Wellesley Bancorp, Inc., respectively. $5,000 $4,000 $3,000 $2,000 $1,000 $0 2016 $1,320 $1,849 2017 $1,351 $1,950 2018 $1,560 $2,101 2019* $2,227 $2,856 2020* $3,154 $3,949 CAMBRIDGE BANCORP

Loan Portfolio Detail 28 $3.2B outstanding as of December 31, 2020 54.1% Commercial 45.9% Consumer 3.84% Q4 2020 average yield excluding fair value accretion Residential-Fixed Rate 17.1% Consumer 1.3% Construction 5.2% CRE Multi-Family 12.1% Residential-Adjustable Rate 23.3% Home Equity 3.4% Commercial & Industrial 11.0% CRE 26.6% CAMBRIDGE BANCORP

By Industry Industry breakout excludes PPP loans Commercial & Industrial Loan Portfolio 29 By Geography Portfolio Details: $348M outstanding as of December 31, 2020; $224M outstanding excluding PPP loans 1,127 total loans including PPP loans; 540 total loans excluding PPP loans $309k average loan including PPP loans; $414k average loan excluding PPP loans Geography breakout excludes PPP loans Health Care and Social Assistance 2.5% Manufacturing 2.8% Accommodation and Food 4.1% Wholesale Trade 5.1% Real Estate, Rental, and Leasing 6.0% Professional Scientific and Technical 15.6% Construction 2.0% Retail Trade 1.7% Arts, Entertainment, and Recreation 1.0% Educational 0.6% Solar & Utility 40.1% All Other 18.5% MA 58.1% RI 9.1% NH 9.4% NY 10.4% Other 13.0% CAMBRIDGE BANCORP

Paycheck Protection Program (PPP) 30 PPP Loans Originated in 2020 Dollars in thousands We processed almost 900 PPP loans for clients As of December 31, 2020, we have 76 pending applications totaling $25.9M submitted to the SBA for forgiveness. PPP Loan Detail as of December 31, 2020 Total # of Loans % of count % of amount below $100K $19,613 476 53% 10% $100K to $500k 67,040 318 36% 35% $500K to $1 million 38,717 58 7% 20% above $1 million 68,396 40 4% 35% Total $193,766 892 Total # of Loans % of count % of amount below $100K $12,705 323 55% 10% $100K to $500k 41,521 205 35% 33% $500K to $1 million 21,684 33 6% 17% above $1 million 50,317 26 4% 40% Total $126,227 587 Deferred costs net of unearned fees (2,026) Total net of unearned fees $124,201 CAMBRIDGE BANCORP

By Sector Commercial Real Estate Loan Portfolio 31 By Geography Portfolio Details: $1.4B outstanding as of December 31, 2020 868 total loans $1.6M average loan size CAMBRIDGE BANCORP Hotel & Lodging 4.9% Industrial/Warehouse 2.9% Other 1.7% Other Residential 5.6% Commercial/Flex space 8.5% Construction & Land 10.6% Retail 10.7% Mixed Use - Office/Retail 10.8% Office 14.3% Multifamily 30.0% MA 81.2% ME 2.6% Other 2.9% NH 13.3%

Consumer Loan Portfolio $1.4B outstanding as of December 31, 2020 32 Note: The Weighted Avg. LTV calculation only includes one collateral property value for loans with multiple collateral, and excludes loans with a zero balance. CAMBRIDGE BANCORP Balance 39.1% 7.7% 53.2% Residential – Fixed Residential – Adjustable Home Equity Weighted Avg. LTV 100.0 0.0 WA LTV 58.0 Usage 77.6% 22.4% Owner Occupied Non-Owner Occupied Geography 0.5% 3.0% 15.8% 80.7% MA NH ME Other

33 Expanding Commercial Services CAMBRIDGE BANCORP

Historical Commercial Loan Portfolio 34 * Commercial & Industrial excludes PPP Loans CAMBRIDGE BANCORP Dollars in millions $ 2,000 $ 1,800 $ 1,600, $ 1,400 $ 1,200 $ 1,000 $800 $ 600 $400 $200 $0 2016 2017 2018 2019 2020 $676 $699 $ $1,194 $1,58 Commercial Mortgage Commercial & Industrial Dollars in millions$852

Commercial Banking Highlights 35 Business Deposits represented 46.5% of total deposits with a weighted average cost of deposit of 0.13% as of December 31, 2020 Continuing to invest in Innovation Banking: Dedicated team focused on the financial needs of growth stage companies operating in greater Boston Focused on continued diversification of the commercial portfolio into Commercial & Industrial Dedicated and centralized credit risk management function CAMBRIDGE BANCORP

36 Low Cost Core Deposits CAMBRIDGE BANCORP

Deposit Profile 37 CAMBRIDGE BANCORP MMDA & Other Saving 45% Demand Deposits 30% Time deposits 7% NOW & Other Trans. Accounts 18% $473 $494 $494 $631 2016 2017 2018 2019 2020 $1,686 $1,775 $1,811 $2,359 $3,403 2016 2017 2018 2019 2020 $473 $494 $494 $631 $1,006 Total Deposits ($M) Non-Interest Bearing Deposits ($M) Deposit Composition Total Deposits $3.4 billion Core Deposits 93% Q4 2020 Avg. Cost of Deposits 0.17% December 31, 2020 Spot Cost of Deposits: 0.18% 5-Year CAGR (through 2020) +16.9% CAMBRIDGE BANCORP MMDA & Other Saving 45% Demand Deposits 30% Time deposits 7% NOW & Other Trans. Accounts 18% $473 $494 $494 $631 2016 2017 2018 2019 2020 $1,686 $1,775 $1,811 $2,359 $3,403 2016 2017 2018 2019 2020 $473 $494 $494 $631 $1,006

Historical Cost of Deposits 38 38 The Increase in 2019 reflects the inclusion of the merger with Optima Bank & Trust on April 17th 2019. Q2 2020 reflects the inclusion of the merger with Wellesley Bancorp Inc. on June 1, 2020. December 31, 2020 Spot Cost of Deposits: 0.18% CAMBRIDGE BANCORP 2.00% 1.50% 1.00% 0.50% 0.17% 0.20% 0.19% 0.28% 0.70% 0.54% 0.21% 0.16% 0.17% 2015 2016 2017 2018 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020

39 Financially & Strategically Attractive Mergers CAMBRIDGE BANCORP

Overview of Merger with Wellesley Bancorp, Inc.
June 2020

Boston MSA Branch Footprint



CATC MA Branches (10)
CATC MA Wealth Offices (1)
WEBK Branches (6)
Concord
Lexington
Cambridge
Weston
Newton
Boston
Needham
Wellesley

Transaction Rationale

- Strategic combination with a familiar institution sharing a similar business model will provide additional scale in the dynamic and affluent greater Boston market
- Compelling in-market merger limits integration risk
- Expanded client base, enhanced scale, and simultaneous capital raise will position the combined company for long term growth
- Cultural compatibility highlighted by a conservative banking approach

Transaction Overview

Announcement Date	12/5/2019
Closure Date	6/1/2020
Transaction Value (1)	$89M
Price / Tang. Book Value (1)	119%
Price / LTM Core Earnings (1)	14.2X
Goodwill (1)	$21M
Loan Fair Value Mark (2)	$14.8M
Est. Loan Accretion Period (2)	2.7 Yrs
Announced TBV Dilution (3)	1.00%
Announced TBV Earnback (3)	1.7 Yrs
Announced 2021 EPS Accretion (3)	3.60%

Wellesley Profile (2)

Assets	$983M
WM Assets (excl. Bank)	$339M
Gross Loans	$870M
Deposits	$761M
Net Income (4)	$6.0M
ROAA (4)	0.64%
Reserve to Loans (4)	0.91%

CAMBRIDGE BANCORP

(1) Based on closing price on 6/1/2020
(2) As of 6/1/2020 at fair value, unless otherwise noted
(3) As announced on 12/5/2019
(4) Wellesley Bancorp, Inc. information for Fiscal Year 2019

40

Overview of Merger with Optima Bank & Trust 41 Transaction Overview Transaction Rationale Provided established commercial banking franchise to complement Cambridge Trust’s presence in the attractive and familiar southern New Hampshire market Provides a platform for future growth of banking and wealth management services in southern New Hampshire, a market in which CATC has operated since 1996. Expanded client base and enhanced scale will position the combined company for long term growth Cultural compatibility highlighted by a conservative banking approach Boston MSA Branch Footprint (1) Based on closing price on 4/17/2019 (2) As of 4/17/2019 at fair value, unless otherwise noted (3) As announced on 12/5/2018 Optima Profile (2) (4) Optima Bank & Trust information for Fiscal Year 2018 April 2019 CAMBRIDGE BANCORP Concord Dover Portsmouth Stratham North Hampton Manchester Bedford Optima bank & Trust Branches (6) Wealth Management Officers (3) Announcement Date 12/5/2018 Closure date 6/1/2019 Transaction Value (1) $64M Price/ Tang. Book Value (1) 196% Price / LTM Core Earning (1) 24.9X Goodwill (1) $31M Loan Fair Value Mark (2) $6.3M Announced TBV Dilution (3) 3.80% Announce TBV Earnback (3) 3.4Yrs Announce 2021 EPS Accretion (3) 3.60% Assets $556M Gross Loans $475M Deposits $477M Net Income (4) $2.6M ROAA (4) 0.51% Reserve to Loans (4) 0.69%

42 Management Team and Strategic Focus CAMBRIDGE BANCORP

Management Team Profile

Name	Title	Joined CATC	Years in Industry	Previous Experience
Denis K. Sheahan	Chairman & CEO	2015	30+	Mr. Sheahan previously spent 19 years at Independent Bank Corp. and Rockland Trust in various capacities including Chief Operating Officer and Chief Financial Officer.
Thomas J. Fontaine	Chief Banking Officer	2020	30+	Mr. Fontaine joined Cambridge as Chief Banking Officer following the merger with Wellesley Bancorp, Inc. Mr. Fontaine had served as Chairman, Chief Executive Officer and President of Wellesley since 2009.
Daniel R. Morrison	CEO New Hampshire Market	2019	35+	Mr. Morrison joined Cambridge as CEO of Cambridge Trust New Hampshire following the merger with Optima Bank and Trust Company. Mr. Morrison had served as Chairman, President and Chief Executive Officer of Optima since 2006.
Michael F. Carotenuto, CPA	CFO, Treasurer & Corporate Secretary	2016	10+	Mr. Carotenuto previously served as SVP at Belmont Savings Bank. Prior to that, Mr. Carotenuto worked at People's United Financial, Inc. and Ernst & Young, LLP.
Martin B. Millane	Chief Lending Officer	2004	25+	Prior to joining Cambridge Trust, Mr. Millane was an SVP in Commercial Lending at Century Bank.
Jennifer A. Pline	Head of Wealth Management	2017	35+	Ms. Pline previously worked as Managing Director, Chief Trusts & Gifts Officer at Harvard Management Company. Prior to that, Ms. Pline worked at Standish Mellon Asset Management as the Director of Client Services and was a Vice President at Standish, Ayer & Wood, Inc.
Kerri Mooney	Director of Banking Offices	2018	20+	Ms. Mooney previously worked as the Director of Branches for HarborOne Bank. Prior to that, she was First Vice President and District Manager at Rockland Trust where she led Rockland Trust's Greater Boston Banking Offices.
John J. Sullivan	Director of Consumer Lending	2018	35+	Mr. Sullivan previously was a member of the Boston Private Executive Leadership Committee and served as EVP, Residential Lending, and EVP, Wealth Management and Trust at Boston Private.

CAMBRIDGE BANCORP 43

Recent Strategic Progress Generated record operating earnings in 2020 Completed merger with Wellesley Bancorp on June 1, 2020 Expands the company’s presence in Greater Boston with the addition of 6 banking office locations in Norfolk, Middlesex and Suffolk Counties Systems conversion successfully completed in October of 2020 Supported clients & communities during the pandemic which included $194M in PPP Lending Completed merger with Optima Bank & Trust on April 17, 2019 Addition of 6 banking office locations in New Hampshire to complement over $1 billion of Wealth Management assets in this important market Named the 19th Largest Independent Investment Advisor in Massachusetts (according to Boston Business Journal) Named as one of the regions top corporate charitable contributors (according to Boston Business Journal) Increased resources to support expansion of business development initiatives 44 CAMBRIDGE BANCORP

Strategic Focus 45 Near Term Priorities: COVID 19 - Focused on our team, clients, community support and risk management Merger Integration Continuing Priorities: Leverage private banking model in highly attractive markets Increase brand awareness Expand Wealth Management assets under management Grow and diversify Commercial Banking opportunities & relationships Expand client base & deepen existing relationships to grow deposit base CAMBRIDGE BANCORP

2021 Financial Expectations 46 Existing economic conditions persist Conditions could improve with additional stimulus programs and vaccination rollout Low rate environment expected to continue throughout 2021 Credit environment remains manageable Equity markets will have periodic volatility but no major changes in valuation levels are anticipated Second round PPP program Renewed lending in 2021, however unknown volume and forgiveness timeline Not factored into the financial expectations Underlying Assumptions CAMBRIDGE BANCORP

2021 Financial Expectations 47 Loans (end of period) Deposits (end of period) Adjusted Net Interest Margin Non-Interest Income (operating) Allowance for Credit Loss Effective Tax Rate Capital Growth range of 6% - 8% (excluding PPP) Growth range of 6% - 8% (excluding PPP) 3.10% - 3.20% Growth range of 6% - 8% Maintain excellent credit quality Provision: $2 million -$6 million 26% to 27% Maintain strong capital levels TCE over 9% Non-Interest Expense (operating) Growth range 4% - 5% Includes impact of Wealth Management System Upgrade CAMBRIDGE BANCORP

48 Stock Performance & Dividend CAMBRIDGE BANCORP

Stock Price Performance 49 Source:  S&P Global Market Intelligence © 2020 as of December 31, 2020 CAMBRIDGE BANCORP Price Change (%) -40 -20 0 20 40 60 0 100 120 140 Apr 2015 Jun 2015 Oct 2015 Jan 2016 Apr 2016 Jul 2016 Oct 2016 Jan 2017 Apr 2017 Jun 2017 Oct 2017 Jan 2018 Apr 2018 Jul 2018 oct 2018 Jan 2019 Apr 2019 Jul 2019 Oct 2019 Jan 2020 Apr 2020 Jul 2020 Dec 2020 NASDAQ:CATC: 58.52% SNL All U.S. Banks and Thrifts: 33.15% Russell 200: 57.77% KBW Nasdaq Bank Index: 36.08% SNL Micro Cap U.S. Bank & Thrift: 19.43%

Dividends Declared Per Share 50 21 years of increased dividends (1999 – 2020) $2.50 $2.00 $1.50 $1.00 $0.50 2016 2017 2018 2019 2020 $1.84 $1.86 $1.96 $2.04 $2.12 CAMBRIDGE BANCORP

Why Cambridge Bancorp? 51 Continued focus on client service while investing for growth Business Model Performance Credit Culture Focused private banking business model Attractive geographic markets Affluent client base Expanding commercial services Investing for future growth Consistently profitable Strong returns Core deposit funded Well-capitalized Strong asset quality Sound underwriting acumen and risk management practices Client-centric service culture Loyal client base Experienced, conservative leadership Commitment to our community CAMBRIDGE BANCORP

52 Appendix CAMBRIDGE BANCORP

Appendix- Organic Loan and Deposit Growth Table 53 (1) PPP Loans are included within Commercial & Industrial on the Balance Sheet Dollars In thousands Loans Residential mortgage $ 1,298,868$ 917,566$ 403,855$ (22,553) (2.5%) Commercial mortgage 1,358,962 1,060,574 290,909 7,479 0.7%Home equity106,194 80,675 36,213 (10,694) (13.3%)Commercial & Industrial 223,654 133,236 106,664 (16,246) (12.2%) Consumer 41,769 34,677 103 6,989 20.2% Total loans excluding PPP loans $ 3,029,447 $ 2,226,728 $ 837,744 $ (35,025) (1.6%) PPP Loans (1)124,201 - 32,289 91,912 — Total loans 3,153,648$ 2,226,728$ 870,033$ 56,887$ 2.6% Deposits Demand 1,006,132$ 630,593$ 175,912$ 199,627$ 31.7% Interest bearing checking 625,650 450,098 49,944 125,608 27.9%Money market 532,218 181,406 250,226 100,586 55.4%Savings 984,262 914,499 72,700 (2,937) (0.3%) Core deposits3,148,262 2,176,596 548,782 422,884 19.4% Certificates of deposit254,821 182,282 212,096 (139,557) (76.6%) Total deposits $ 3,403,083$ 2,358,878$ 760,878$ 283,327 12.0% CAMBRIDGE BANCORP

54 Net Interest Income (NII) Sensitivity (As of December 31, 2020) Appendix: Interest Rate Risk Profile Immediate Parallel Shock – Year 1 Down 100 Up 100 Up 200 Up 300 Up 400 5.0% 3.0% 1.0% -1.0% -3.0% -5.0% -2.2% 0.1% -0.1% 1.1% 2.2% Rampa/ Yield Curve Twist- Year 1 Down 100 Up200 Yield Curve Twist 5.0% 3.0% .0% -1.0% -3.0% -5.0% 0.3% -1.3% 0.8% CAMBRIDGE BANCORP

55 Appendix: GAAP to Non-GAAP Reconciliations CAMBRIDGE BANCORP

Appendix – GAAP to Non-GAAP Reconciliations

The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor's proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Operating Net Income / Operating Diluted Earnings Per Share	Three Months Ended					Twelve Months Ended	
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(in thousands, except share data)						
Net (Loss) Income (a GAAP measure)	$ 13,014	$ 13,429	$ (1,716)	$ 7,232	$ 7,109	$ 31,959	$ 25,257
Add: Merger and Capital issuance expenses	581	1,168	4,366	253	841	6,368	4,721
Add: (Gain) Loss on disposition of investment securities	—	—	(69)	—	—	(69)	79
Add: Provision established for acquired Wellesley loans	—	—	8,638	—	—	8,638	—
Add: Branch and office closure expenses	1,244	—	—	—	—	1,244	—
Tax effect of non-operating adjustments[1]	(486)	(280)	(3,441)	(63)	(28)	(4,270)	(901)
Operating Net Income (a non-GAAP measure)	**$ 14,353**	**$ 14,317**	**$ 7,778**	**$ 7,422**	**$ 7,922**	**43,870**	**29,156**
Less: Dividends and Undistributed Earnings Allocated to Participating Securities (GAAP)	(63)	(19)	(4)	(16)	(57)	(64)	(243)
Operating Income Applicable to Common Shareholders (a non-GAAP measure)	$ 14,290	$ 14,298	$ 7,774	$ 7,406	$ 7,865	$ 43,806	$ 28,913
Weighted Average Diluted Shares	6,970,542	6,954,324	5,912,889	5,432,099	4,980,439	6,344,409	4,661,720
Operating Diluted Earnings Per Share (a non-GAAP measure)	**$ 2.06**	**$ 2.06**	**$ 1.31**	**$ 1.36**	**$ 1.58**	**$ 6.90**	**$ 6.20**

(1) The net tax benefit associated with nonoperating items is determined by assessing whether each nonoperating item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income. The tax effect for quarters ending March, June, and September 2020 have been updated to reflect the final tax deductibility for the year.

CAMBRIDGE BANCORP

56

Appendix – GAAP to Non-GAAP Reconciliations

	Three Months Ended			Twelve Months Ended	
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(in thousands, except share data)				
Efficiency Ratio: (1)					
Noninterest expense	$ 27,127	$ 25,445	$ 21,428	$ 98,085	$ 78,175
Net interest and dividend income	34,081	34,962	21,608	120,233	78,696
Total noninterest income	10,802	10,933	9,933	39,525	36,401
Total revenue	$ 44,883	$ 45,895	$ 31,541	$ 159,758	$ 115,097
Efficiency Ratio	**60.44%**	**55.44%**	**67.94%**	**61.40%**	**67.92%**
Operating Efficiency Ratio: (2)					
Noninterest expense	$ 27,127	$ 25,445	$ 21,428	$ 98,085	$ 78,175
Merger and capital issuance expenses (Pretax)	(581)	(1,168)	(841)	(6,368)	(4,721)
Branch and office closure expenses	(1,244)	—	—	(1,244)	—
Operating expense (a non-GAAP measure)	25,302	24,277	20,587	90,473	73,454
Total revenue	$ 44,883	$ 45,895	$ 31,541	$ 159,758	$ 115,097
Add: (Gain) Loss on disposition of investment securities	—	—	—	(69)	79
Operating revenue (a non-GAAP measure)	$ 44,883	$ 45,895	$ 31,541	$ 159,689	$ 115,176
Operating Efficiency Ratio (a non-GAAP measure)	**56.37%**	**52.90%**	**65.27%**	**56.66%**	**63.78%**

	Three Months Ended					Twelve Months Ended	
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(in thousands, except share data)						
Operating Return on Tangible Common Equity: (3)							
Operating Net Income (a non-GAAP measure)	$ 14,353	$ 14,317	$ 7,778	$ 7,422	$ 7,922	$ 43,870	$ 29,156
Average common equity	$ 396,807	$ 387,723	$ 328,065	$ 291,203	$ 254,543	$ 351,477	$ 221,617
Average Goodwill and merger related intangibles	(54,941)	(55,030)	(41,240)	(34,508)	(34,597)	(46,476)	(24,577)
Average tangible common equity	$ 341,866	$ 332,693	$ 286,825	$ 256,695	$ 219,946	$ 305,001	$ 197,040
Operating Return on Tangible Common Equity (a non-GAAP measure)	**16.70%**	**17.12%**	**10.91%**	**11.63%**	**14.29%**	**14.38%**	**14.80%**
Operating Return on Average Assets: (4)							
Operating Net Income (a non-GAAP measure)	$ 14,353	$ 14,317	$ 7,778	$ 7,422	$ 7,922	$ 43,870	$ 29,156
Average assets	$ 3,947,041	$ 3,990,764	$ 3,296,082	$ 2,848,101	$ 2,868,156	$ 3,523,249	$ 2,600,316
Operating Return on Average Assets (a non-GAAP measure)	**1.45%**	**1.43%**	**0.95%**	**1.05%**	**1.10%**	**1.25%**	**1.12%**

(1) The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income and noninterest income. (2) Operating efficiency ratio represents operating expense as a percentage of operating income. (3) Operating return on tangible common equity represents operating net income as a percentage of average tangible common equity. Operating income for the quarters ending March, June, and September 2020 have been updated to reflect the final tax deductibility for the year. (4) Operating return on average assets represents operating net income as a percentage of average assets. Operating income for the quarters ending March, June, and September 2020 have been updated to reflect the final tax deductibility for the year.

CAMBRIDGE BANCORP

57

Appendix – GAAP to Non-GAAP Reconciliations

	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019
	(in thousands, except share data)		
Tangible Common Equity:			
Shareholders' equity (GAAP)	$ 401,732	$ 393,073	$ 286,561
Less: Goodwill and acquisition related intangibles (GAAP)	(54,889)	(54,980)	(34,544)
Tangible Common Equity (a non-GAAP measure)	346,843	338,093	252,017
Total assets (GAAP)	3,949,297	3,987,109	2,855,563
Less: Goodwill and acquisition related intangibles (GAAP)	(54,889)	(54,980)	(34,544)
Tangible assets (a non-GAAP measure)	$3,894,408	$3,932,129	$2,821,019
Tangible Common Equity Ratio (a non-GAAP measure)	**8.91%**	**8.60%**	**8.93%**
Tangible Book Value Per Share:			
Tangible Common Equity (a non-GAAP measure)	$ 346,843	$ 338,093	$ 252,017
Common shares outstanding	6,926,728	6,928,288	5,400,868
Tangible Book Value Per Share (a non-GAAP measure)	**$ 50.07**	**$ 48.80**	**$ 46.66**

	Three Months Ended			Twelve Months Ended	
	Dec 31, 2020	Sep 30, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
			(in thousands)		
Operating Pre-Tax Pre-Provision (PTPP) Income (5)					
Income before income taxes (GAAP)	$ 17,876	$ 18,450	$ 9,782	$ 43,363	$ 33,918
Add: (Release of) Provision for Credit Losses (GAAP)	(120)	2,000	331	18,310	3,004
Add: Nonoperating expenses (GAAP)	1,825	1,168	841	7,612	4,721
Add: (Gain) Loss on disposition of investment securities (GAAP)	—	—	—	(69)	79
Operating PTPP Income (a non-GAAP measure)	**$ 19,581**	**$ 21,618**	**$ 10,954**	**$ 69,216**	**$ 41,722**
Average assets	3,947,041	3,990,764	2,868,156	3,523,249	2,600,316
Operating PTPP Return on Average Assets (a non-GAAP measure)	**1.97%**	**2.16%**	**1.52%**	**1.96%**	**1.60%**

CAMBRIDGE BANCORP

(5) Operating Pre-Tax, Pre-Provision (PTPP) Income represents income before income taxes adjusted for (release of) provision for credit losses, non-operating expenses, and gain/loss on disposition of investment securities as a percentage of average assets.

58

Appendix –Net Interest Margin Adjustments 59 Three Months Ended Average Balance Ended Dec 31, 2020 Average Balance Interest Income/Expenses Rate Earned/Paid (dollars in thousands) Total interest-earning assets (GAAP) $3,710,858 Net interest income on a fully taxable equivalent basis (GAAP) $34,266 Net interest margin (GAAP)3.67% Less: Paycheck Protection Program loan impact (162,421) (2,240) -0.08%Less: Accretion of loan fair value adjustments (2,897) -0.32% Adjusted net interest margin on a fully taxable equivalent basis $3,548,437 $ 29,129$ 3.27% For the Year Ended Dec 31, 2020 Average Balance Interest Income/Expenses Rate Earned/Paid (dollars in thousands) Total interest-earning assets (GAAP) $3,305,820 Net interest income on a fully taxable equivalent basis (GAAP) $120,797 Net interest margin (GAAP)3.65%Less: Paycheck Protection Program loan impact(120,048) (4,062) 0.01%Less: Accretion of loan fair value adjustments(9,791) -0.30%Adjusted net interest margin on a fully taxable equivalent basis $3,185,772$ 106,944$ 3.36% CAMBRIDGE BANCORP

60 Cambridge Bancorp Parent of Cambridge Trust Company Denis K. Sheahan Chairman and Chief Executive Officer 617-441-1533 Michael F. Carotenuto Senior Vice President and Chief Financial Officer 617-520-5520 CAMBRIDGE BANCORP